SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 10, 2003

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant's principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 10, 2003.

Item 9. Regulation FD Disclosure.

      On September 10, 2003, Ingram Micro Inc. (“Ingram Micro”) issued a press release (1) reporting that Ingram Micro expects to record a third-quarter charge of up to $20 million (approximately $13 million net of tax) related to accounts receivable from Micro Warehouse, Inc., and (2) adjusting Ingram Micro’s previously announced outlook for the third quarter ending September 27, 2003, assuming the full pre-tax $20 million charge is recorded. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated under Item 9 of this Form 8-K by reference herein. This press release is not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ James E. Anderson, Jr.

	Name:	James E. Anderson, Jr.
	Title:	Senior Vice President, Secretary
and General Counsel

Date: September 10, 2003